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                                                                   EXHIBIT 3.123

                         AMENDED AND RESTATED BYLAWS OF

                           HEALTH CARE ALLIANCE, INC.

                               ARTICLE I. OFFICES

     The principal office of the corporation in the State of West Virginia shall be One Pavilion Drive, Daniels, West Virginia 25832. The corporation may have such other offices, either within or without the State of West Virginia as the Board of Directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 1.     ANNUAL MEETING.

     There shall be an annual meeting of the shareholders on the first Monday in December of each year, at the hour of 10:00 A.M., for such business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of West Virginia, such meeting shall be held on the next business day.

     SECTION 2.     SPECIAL MEETING.

     Special meetings of the shareholders for any purpose or purposes may be called by the President or the Secretary or by the Board of Directors and shall be called by the President at the request of any number of shareholders owning in the aggregate at least ten per cent (10%) of the number of voting shares of the corporation.

     SECTION 3.     PLACE OF MEETING.

     The Board of Directors may designate any place, either within or without the State of West Virginia as the place of meeting for any annual meeting or special meeting of shareholders called by the Board of Directors. A Waiver of Notice signed by all the shareholders entitled to vote at a meeting may designate any place, either within or without the State of West Virginia as the place for the holding of such meeting. If no designation is made, or if a special meeting otherwise be called, the place of meeting shall be the principal office of the corporation in the State of West Virginia.

     SECTION 4.     NOTICE.

     Written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be in writing and mailed or delivered to each shareholder not more than fifty (50) days nor less than three (3) days prior to such meeting. Such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his last known address with postage thereon prepaid.

     A Waiver of Notice of any such meeting signed by a shareholder will obviate the


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necessity of giving such shareholder written notice.

     SECTION 5.     INFORMAL ACTION BY SHAREHOLDER.

     Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 6.     QUORUM.

     A majority of the outstanding shares of the corporation entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Subject to Section 8 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

     SECTION 7.     PROXIES.

     At all meetings of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

     SECTION 8.     CUMULATIVE VOTING FOR DIRECTORS.

     At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote, or to cumulate his votes by giving one candidate as many votes as the numbers of such directors multiplied by the number of his shares shall equal or by distributing such votes on the same principal among any number of candidates.

                        ARTICLE III. BOARD OF DIRECTORS.

     SECTION 1.     DUTIES AND NUMBER OF DIRECTORS.

     The business property and affairs of the corporation shall be managed and controlled by a Board of Directors of two (2) members.

     SECTION 2.     TENURE AND QUALIFICATION.

     Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected or qualified. Directors need not be residents of the State of West Virginia nor shareholders of the corporation.


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     SECTION 3.     QUORUM.

     A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 4.     MANNER OF ACTING.

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 5.     ACTION WITHOUT A MEETING.

     Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if the consent in writing setting forth the action by all the directors is obtained.

     SECTION 6.     REMOVAL OF DIRECTORS.

     At a meeting called expressly for that purpose, directors may be removed as herein provided: The entire Board of Directors may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     SECTION 7.     VACANCIES.

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                 ARTICLE IV.  MEETING OF THE BOARD OF DIRECTORS

     SECTION 1.     REGULAR MEETING.

     There shall be a regular meeting of the Board of Directors immediately following and at the same place as the annual shareholders meeting. No notice other than this bylaw need be given for such meeting. The Board of Directors may provide, by resolution, the time and place either with or without the State of West Virginia for the holding of additional regular meetings without notice other than such resolution.

     SECTION 2.     SPECIAL MEETINGS.

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     Special meetings of the Board of Directors may be called by or at the request of the President or Treasurer or by the Secretary when requested in writing by a majority of the directors.

     SECTION 3.  NOTICE.

     Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally or mailed to each director at his last known address. If mailed, such notice shall be deemed to have been delivered at the time deposited in the United States Mail so addressed with postage thereon prepaid. Any director may, before or after such meeting, waive notice and such waiver will obviate the necessity of any notice. The attendance of a director at a meeting shall be deemed a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting because the meeting was not lawfully called or convened.

     SECTION 4.  COMPENSATION OF DIRECTORS.

     By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as a director, a fixed sum for attendance at each meeting, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE V. OFFICERS

     SECTION 1.  NUMBER OF OFFICERS.

     The Board of Directors shall elect, either from their own body or otherwise, a President, a Secretary and a Treasurer. Such other officers, vice or assistant officers, agents and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except those of President and Secretary. If the Board of Directors does not select a Vice President or if, for any reason, a vacancy exists in the office of Vice President, the Treasurer shall fulfill those duties and responsibilities and have those powers and authorities.

     SECTION 2.  COMPENSATION OF OFFICERS AND AGENTS.

     The Board of Directors shall have the power to fix the salaries and compensation of all officers, assistant officers and agents whether or not such officers, assistant officers or agents be directors.

     SECTION 3.  ELECTION AND TERM OF OFFICE.

     The election of the officers of the corporation shall be held at the annual regular election of the Board of Directors. An officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed by the Board of


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Directors.

                         ARTICLE VI. DUTIES OF OFFICERS

     SECTION 1.     PRESIDENT.

     The President shall preside at all meetings of the Board of Directors and the shareholders when present. He shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the corporation. He may sign and acknowledge any and all instruments requiring the signature and acknowledgment of the corporation and may affix the corporate seal.

     SECTION 2.     VICE PRESIDENT.

     In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President and when so acting shall have all the powers of and be subjected to all the restrictions upon the President. The Vice President may sign with the Secretary certificates for shares of the corporation; and shall perform such other duties as shall be assigned from time to time by the President and the Board of Directors.

     SECTION 3.     SECRETARY.

     The Secretary shall keep the records, books and papers of the corporation; he shall attend and keep correct minutes of meetings of the Board of Directors and the shareholders, and shall see that all notices are duly given in accordance with provision of the bylaws or as required by law. The Secretary shall keep a register of the mailing addresses of each shareholder when furnished with such address by the shareholder, and shall have general charge of the stock transfer books of the corporation; he shall perform such other duties as the Board of Directors or the President may from time to time require. The records, books and papers shall be kept at such place or places as the Board of Directors shall designate.

     SECTION 4.     TREASURER.

     The Treasurer shall have charge of all money of the corporation; he shall receive and receipt for, in the name of the corporation, all monies due and payable to the corporation and shall deposit the same to the credit of the company in some bank of deposit; he shall audit for payment, subject to the order of the Board of Directors, all bills, vouchers and accounts.

     SECTION 5.     SALARIES.

     The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation and receiving compensation as a director.

           ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFERS



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       SECTION 1.  CERTIFICATES FOR SHARES.

       Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary and sealed with a corporate seal or facsimile thereof.

       SECTION 2.  LOST OR DESTROYED CERTIFICATES.

       In the event that a certificate for shares should become lost or destroyed, the owner (as shown on the stock transfer book of the corporation) may file an affidavit with the Board of Directors setting forth the circumstances of such loss or destruction. Thereupon the Board of Directors, by unanimous vote, may cause a new certificate to be issued to such owner in lieu of the lost or destroyed certificate. The Board of Directors, in their discretion, may require such owner to post a security bond with sufficient surety and publish notice of the loss or destruction of such certificate or certificates as set forth by the Statutes of the State of West Virginia.

       SECTION 3.  TRANSFERS OF SHARES OF STOCK.

       Shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by his attorney, upon surrender and cancellation of certificates of a like number of shares.

                         ARTICLE VIII.  CORPORATE SEAL

       Section 1. The seal, an impression of which is made here, shall be the corporate seal of the corporation.

                              ARTICLE IX.  NOTICES

       Whenever any notice is required to be given to any shareholders or any director of the corporation under the provisions of these bylaws or under the provisions of the statutes of the State of West Virginia, a waiver thereof in writing signed by the person or persons entitled to such notice shall be deemed equivalent to the timely giving of such notice.

                               ARTICLE X.  BYLAWS

       These bylaws may be altered, amended, repealed or added to at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, by affirmative vote of a majority of the directors.

                          ARTICLE XI.  INDEMNIFICATION

       It shall be the policy of this corporation to indemnify any person who serves, or has served, as a director, officer, employee or agent of this corporation, or who serves or has served as a director, officer, partner, employee, or agent of any other corporation, partnership, joint venture, trust or enterprise at the request or direction of this corporation, against expenses


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(including attorneys' fees), judgments, fines, taxes, penalties, interest, and payments in settlement, in connection with any threatened, pending or completed action or proceeding, and to pay any such expenses in advance of the final disposition of any such action or proceeding, to the full extent contemplated and permitted by Section 9 of Chapter 31, Article 1 of the Code of West Virginia of 1931, as amended, upon such finding or determination as shall be requisite or appropriate under said section; and the corporation is specifically empowered and authorized to purchase and maintain, at the expense of the corporation, insurance on behalf of any such director, officer, partner, employee or agent against any liability asserted against him or her in such capacity or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her under the provisions of said section.

                      ARTICLE XII  TELEPHONIC CONFERENCES

     One or more directors or shareholders may participate in a meeting of the board, committee of the board, or of the shareholders by means of conference, telephone or other similar electronic communication equipment by means of which all persons participating in a meeting can hear each other. Whenever a vote of the shareholders or directors is required or permitted in connection with any corporate action its vote may be taken orally during the electronic conference. The agreement thus reached shall have like effect and validity as the actual or duly taken actions of the shareholders or directors at a meeting of shareholders or directors if the agreement is reduced to writing and approved by the shareholders or directors at the next regular meeting of the shareholders or directors after the conference.

ATTEST:


/s/ Joanne Kelly
-----------------------------
Secretary


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